Exhibit 99.3

CONSENT OF MARK G. STEVENS

I, Mark G. Stevens C.P.G., formerly of Pincock, Allen & Holt, hereby consent to the reliance in this Amendment No. 4 to the Registration Statement on Form F-4 of Gammon Gold Inc. on my report entitled “Guadalupe y Calvo Gold-Silver Project, Chihuahua, Mexico” dated November 25, 2002.

Dated: February 15, 2011	By:
Mark G. Stevens